Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

SYRA HEALTH CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(3)		Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Units, each Unit consisting of (i) one share of Class A common stock, par value $0.001 per share (the “Class A Common Stock”), and (ii) a warrant exercisable for one share of Class A Common Stock	Rule 457(o)	—	—	$545,532	(4)	0.00011020	$60
Fees to be Paid	Equity	Shares of Class A Common Stock, included in the Units	—	—	—	—		—	—
Fees to be Paid	Equity	Warrants to purchase shares of Class A Common Stock included in the Units(4)	—	—	—	—		—	—
Fees to be Paid	Equity	Shares of Class A Common Stock issuable upon exercise of the Warrants included in the Units	Rule 457(o)	—	—	$859,625		0.00011020	$95
Fees to Be Paid	Equity	Units (the “Representative’s Units”) underlying Unit Purchase Option, each Representative’s Unit consisting of (i) one share of Class A Common Stock and (ii) a warrant (the “Representative’s Warrant”) exercisable for one share of Class A Common Stock	Rule 457(o)	—	—	$61,375		0.00011020	$7
Fees to Be Paid	Equity	Shares of Class A Common Stock, included in the Representative’s Units	—	—	—	—		—	—
Fees to be Paid	Equity	Representative’s Warrants to purchase shares of Class A Common Stock included in the Representative’s Units(5)	—	—	—	—		—	—
Fees to be Paid	Equity	Shares of Class A Common Stock issuable upon exercise of the Representative’s Warrants (6)	Rule 457(o)	—	—	$—		0.00011020	$—
Total Offering Amounts						$1,621,271			$171
Total Fees Previously Paid									—
Total Fee Offsets									111	(6)
Net Fee Due									$60

(1) Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-271622), as amended (the “Prior Registration Statement”).

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of Class A common stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction, and the shares of Class A common stock set forth in this table shall be adjusted to include such shares, as applicable.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(4) Includes up to an additional 15% of Units to cover over-allotments, if any.

(5) No separate fee is required pursuant to Rule 457(g) under the Securities Act.

(6) In the Prior Registration Statement, the Registrant inadvertently registered a maximum aggregate offering price of $2,018,250 for shares of Class A Common Stock issuable upon exercise of the Representative’s Warrants (the “Representative’s Warrant Shares”) for an SEC fee of $223 when the Registrant should have registered a maximum aggregate offering price of $1,009,125 for the Representative’s Warrant Shares for an SEC registration fee of $112. As such, the Registrant overpaid $111 for the registration of the Representative’s Warrant Shares. As a result of the increase in the offering size, the Registrant is registering a maximum aggregate offering price of $1,086,495 for the Representative’s Warrant Shares which includes (i) the Representative’s Warrants registered in the Prior Registration Statement and (ii) an additional $77,370 for the Representative’s Warrant Shares (the “Additional Representative’s Warrant Shares”) pursuant to this Registration Statement. As such, the additional fee to be paid for the Additional Representative’s Warrant Shares being registered hereby is $9.00; however, the Registrant is claiming an aggregate of $111 in fee offsets from the Prior Registration Statement of the Representative’s Warrant Shares.